Exhibit 99.1

JMP Group Reports Third Quarter 2013 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--October 23, 2013--JMP Group Inc. (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter and nine months ended September 30, 2013.

  Adjusted net revenues, which exclude certain non-cash items and non-controlling interests, were $36.2 million, an increase of 25.7% from $28.8 million for the third quarter of 2012. For the nine months ended September 30, 2013, adjusted net revenues were $106.3 million, an increase of 15.9% from $91.7 million for the nine months ended September 30, 2012. For more information on adjusted net revenues, including a reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”
  Operating net income was $2.7 million, or $0.12 per diluted share, compared to $3.0 million, or $0.13 per share, for the third quarter of 2012. For the nine months ended September 30, 2013, operating net income was $9.6 million, or $0.43 per share, compared to $10.6 million, or $0.46 per share, for the nine months ended September 30, 2012. For more information on operating net income, including a reconciliation to net income attributable to JMP Group, please see the section below titled “Non-GAAP Financial Measures.”
  Total net revenues under generally accepted accounting principles, or GAAP, were $35.4 million and $89.5 million for the quarter and nine months ended September 30, 2013, respectively, compared to $18.6 million and $77.2 million for the quarter and nine months ended September 30, 2012, respectively.
  Net income attributable to JMP Group on a GAAP basis was $3.3 million, or $0.14 per share, compared to a net loss of $1.3 million, or $0.06 per share, for the third quarter of 2012. For the nine months ended September 30, 2013, net income was $0.1 million, or $0.01 per share, compared to a net loss of $2.6 million, or $0.11 per share, for the nine months ended September 30, 2012.

“I am proud to report that JMP Securities had the best third quarter in our history, driven by a 57% year-over-year increase in investment banking revenues and positive operating margin leverage,” said Chairman and Chief Executive Officer Joe Jolson. “The fact that productivity was broadly diversified across our four industry verticals and by product line demonstrates the rapidly growing value of our franchise. Having invested heavily to organically grow JMP Securities over the past four years, we are pleased to see such strong positive momentum. Excluding net investment income and corporate expenses, JMP Group’s operating platforms earned $0.10 per share in the quarter, compared to $0.03 per share a year ago. For the first nine months of the year, platform earnings were $0.26 per share, or twice last year's level.”

Segment Results of Operations

At JMP Securities, adjusted net revenues excluding net investment income (which consists of principal transactions, net dividend income and net interest income) were $24.9 million, an increase of 41.4% from $17.6 million for the third quarter of 2012, as a result of very strong investment banking results. JMP Securities’ operating margins on adjusted net revenues were 14.7% and 14.3% for the quarter and nine months ended September 30, 2013, respectively, comparing favorably to 9.2% for the full year of 2012.

At Harvest Capital Strategies, adjusted net revenues of $6.0 million, excluding net investment income, increased 25.4% from $4.8 million for the third quarter of 2012. JMP Group’s return on the capital it had invested in hedge funds managed by Harvest Capital Strategies was 0.3% for the quarter and 4.5% for the nine months ended September 30, 2013.

At JMP Credit, adjusted net revenues totaled $5.6 million, an increase of 9.2% from $5.1 million for the third quarter of 2012. The net gain on acquired loans was $0.1 million, compared to $0.5 million for the third quarter of 2012.

A summary of JMP Group’s operating net income per share by segment for the quarter and nine months ended September 30, 2013 and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
($ as shown)	Sept. 30, 2013	June 30, 2013	Sept. 30, 2012	Sept. 30, 2013	Sept. 30, 2012

JMP Securities	$0.10	$0.13	$0.03	$0.28	$0.13
Harvest Capital Strategies	0.02	(0.01)	0.02	0.04	0.10
JMP Credit	0.09	0.13	0.14	0.38	0.43
Corporate	(0.09)	(0.10)	(0.06)	(0.27)	(0.20)

Operating EPS (diluted)	$0.12	$0.15	$0.13	$0.43	$0.46

For more information on segment reporting; adjusted net revenues, including a reconciliation to net revenues; and operating net income, including a reconciliation to net income, please see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues were $19.1 million, an increase of 56.6% from $12.2 million for the third quarter of 2012. For the nine months ended September 30, 2013, investment banking revenues were a record $52.3 million, an increase of 37.6% from $38.0 million for the nine months ended September 30, 2012.

A summary of the company’s investment banking revenues and transaction counts for the quarter and nine months ended September 30, 2013 and for comparable prior periods is set forth below.

	Quarter Ended						Nine Months Ended
	Sept. 30, 2013		June 30, 2013		Sept. 30, 2012		Sept. 30, 2013		Sept. 30, 2012
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues

Public equity	27	$10,822	37	$9,517	28	$9,297	97	$29,253	67	$25,050
Debt and convertible securities
	5	3,495	8	4,890	3	293	23	10,033	13	2,393
Private capital markets and other
	2	1,534	2	2,830	2	989	4	4,509	7	4,236
Strategic advisory	4	3,286	4	3,820	3	1,639	9	8,506	9	6,331

Total	38	$19,137	51	$21,057	36	$12,218	133	$52,301	96	$38,010

Brokerage

Net brokerage revenues were $5.8 million, an increase of 7.1% from $5.4 million for the third quarter of 2012. For the nine months ended September 30, 2013, net brokerage revenues were $17.9 million, an increase of 10.1% from $16.3 million for the nine months ended September 30, 2012.

Asset Management

Asset management fees and other related revenues were $6.0 million, an increase of 26.8% from $4.7 million for the third quarter of 2012. For the nine months ended September 30, 2013, such fees and revenues were $18.0 million, an increase of 16.1% from $15.5 million for the nine months ended September 30, 2012. For more information on asset management-related fee revenues, please see the section below titled “Non-GAAP Financial Measures.”

Client assets under management at September 30, 2013 totaled $1.6 billion, including $865.4 million of funds managed by Harvest Capital Strategies and HCAP Advisors and $777.7 million par value of loans and cash underlying the two collateralized loan obligations managed by JMP Credit Advisors. Client assets under management were $1.6 billion at June 30, 2013 and $1.2 billion at September 30, 2012. Including sponsored funds, client assets under management totaled $1.8 billion at September 30, 2013, compared to $1.8 billion at June 30, 2013 and $1.7 billion at September 30, 2012.

At September 30, 2013, private capital, including corporate credit, small business lending, venture capital and REIT advisory services, represented 62.0% of client assets under management, including sponsored funds.

Principal Transactions

Principal transactions generated net realized and unrealized gains of $0.6 million and $4.8 million for the quarter and nine months ended September 30, 2013, respectively, compared to net realized and unrealized losses of $2.0 million and net realized and unrealized gains of $12.3 million for the quarter and nine months ended September 30, 2012, respectively.

A summary of the company’s principal transaction revenues for the quarter and nine months ended September 30, 2013 and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
(in thousands)	Sept. 30, 2013	June 30, 2013	Sept. 30, 2012	Sept. 30, 2013	Sept. 30, 2012

Hedge fund investments	$432	$908	$1,580	$3,238	$4,076

Principal investments:
Investment in Harvest Capital Credit	205	(136)	-	69	-
Other principal investments	(139)	55	38	-	620
Total principal investments	66	(81)	38	69	620

Venture investments:
Investment in Harvest Growth Capital funds	(33)	86	(131)	34	394
Other venture investments and warrants	794	485	(421)	1,831	360
Total venture investments	761	571	(552)	1,865	754

Principal transaction revenues net of non-controlling interests in Harvest Growth Capital funds	1,259	1,398	1,066	5,172	5,450

Non-controlling interests in
Harvest Growth Capital funds	(619)	895	(3,021)	(323)	6,859

Total principal transaction revenues	$640	$2,293	($1,955)	$4,849	$12,309

Included in the net gain of $0.6 million for the quarter ended September 30, 2013 was a loss of $0.6 million attributable to non-controlling interests in net realized and unrealized losses at Harvest Growth Capital and Harvest Growth Capital II, venture capital funds managed by Harvest Capital Strategies that are consolidated under GAAP. GAAP accounting requires that JMP Group consolidate both funds due to Harvest Capital Strategies’ role as the funds’ manager and managing member, despite the company’s ownership of just 4.6% of Harvest Growth Capital and 2.2% of Harvest Growth Capital II. The presentation of adjusted net revenues elsewhere in this press release excludes JMP Group’s non-controlling interests in these funds; and, accordingly, the aforementioned loss of $0.6 million is not included in adjusted net revenues. Net of its non-controlling interests, JMP Group had a net realized and unrealized loss of $33,000 on its investments in Harvest Growth Capital and Harvest Growth Capital II for the quarter. For more information on adjusted net revenues, including a reconciliation to net revenues, please see the section below titled “Non-GAAP Financial Measures.”

Gain on Sale, Payoff and Mark-to-Market of Loans and Loan Loss Provision

Net realized and unrealized gains from the sale, payoff or mark-to-market of loans were $0.2 million, compared to $0.6 million for the third quarter of 2012. Gains for the third quarter of 2013 were generated by JMP Credit Corporation, while gains for the third quarter of 2012 were generated by JMP Credit Corporation as well as Harvest Capital Credit, which, having completed its initial public offering in May 2013, is no longer consolidated by JMP Group under GAAP. For the nine months ended September 30, 2013, net realized and unrealized gains from the sale, payoff or mark-to-market of loans were $1.6 million, compared to $3.0 million for the nine months ended September 30, 2012.

For the quarter ended September 30, 2013, JMP Credit Corporation realized a net gain of $0.2 million due to the sale or payoff of 50 of the loans in its portfolio, compared to $0.2 million in connection with 28 loans for the third quarter of 2012. For the nine months ended September 30, 2013, the net realized gain amounted to $1.5 million due to the sale or payoff of 117 loans, compared to $2.6 million in connection with 67 loans for the nine months ended September 30, 2012. For the quarter and nine months ended September 30, 2013, net realized gains of $0.1 million and $0.3 million, respectively, resulted from the sale or payoff of loans acquired by JMP Credit in April 2009, compared to net realized gains of $0.5 million and $2.0 million, respectively, for the quarter and nine months ended September 30, 2012.

At September 30, 2013, discounts and reserves (including liquidity discounts, allowances for loan losses and deferred loan fees) equaled $8.5 million, or 1.2% of gross performing loans outstanding at JMP Credit. There were no impaired loans and no associated discounts or reserves at September 30, 2013; while, at September 30, 2012, discounts and reserves (including credit discounts, liquidity discounts, and allowances for loan losses) with regard to impaired loans equaled $3.2 million, or 0.8% of gross loans outstanding.

A net loan loss provision of $0.5 million for the quarter ended September 30, 2013 was recorded at JMP Credit, which is consolidated under GAAP, of which $0.4 million was a general reserve in connection with the loan portfolio underlying the company’s recently closed collateralized loan obligation, JMP Credit Advisors CLO II. At September 30, 2013, general loan loss reserves equaled 0.5% of gross performing loans at JMP Credit, in line with 0.5% at September 30, 2012.

Other Income

Other income was $0.3 and $0.6 million for the quarter and nine months ended September 30, 2013, respectively, compared to $0.4 million and $3.5 million for the quarter and nine months ended September 30, 2012, respectively. The year-over-year comparison is uneven for the nine-month periods in part because, in the second quarter of 2012, New York Mortgage Trust, Inc. paid a one-time fee of $1.7 million upon termination of its advisory agreement with Harvest Capital Strategies.

Net Interest Income

Net interest income was $4.3 million, compared to net interest expense of $1.8 million for the third quarter of 2012, when interest expense due to net amortization of liquidity discounts at JMP Credit Corporation equaled $7.5 million. Excluding the amortization-related expense for the period would have resulted in net interest income of $5.7 million for the third quarter of 2012. Further excluding net interest income of $0.8 million attributable to Harvest Capital Credit, which, due to its IPO, is no longer consolidated by JMP Group, net interest income would have been $4.9 million for the third quarter of 2012. For the nine months ended September 30, 2013, net interest expense was $1.2 million, compared to net interest expense of $5.5 million for the nine months ended September 30, 2012; excluding interest expense due to net amortization of liquidity discounts, net interest income would have been $13.8 million and $16.1 million, respectively, for those periods.

Expenses

Compensation and Benefits

Compensation and benefits expense was $24.7 million, compared to $17.4 million for the third quarter of 2012. Non-cash compensation expense attributable to stock-based awards such as stock options and restricted stock units, or RSUs, was $1.0 million, compared to $0.2 million for the third quarter of 2012. The aforementioned compensation and benefits expense of $24.7 million excludes $1.3 million of net deferred compensation, which is composed of (a) amortization expense tied to deferred compensation awarded at year-end 2012 though recognized as a GAAP expense in 2013 and 2014 less (b) one quarter of the compensation assumed to be awarded at year-end 2013 and deferred into 2014 and 2015.

For the nine months ended September 30, 2013, compensation and benefits expense was $69.1 million, compared to $55.8 million for the nine months ended September 30, 2012. Non-cash compensation expense attributable to stock-based awards such as stock options and restricted stock units, or RSUs, was $2.7 million, compared to $0.6 million for the nine months ended September 30, 2012. The aforementioned compensation and benefits expense of $69.1 million excludes $3.6 million of net deferred compensation, which is composed of (a) amortization expense tied to deferred compensation awarded at year-end 2012 though recognized as a GAAP expense in 2013 and 2014 less (b) three quarters of the compensation assumed to be awarded at year-end 2013 and deferred into 2014 and 2015.

Excluding the cost of stock-based awards but accelerating and recognizing the cost of net deferred compensation for the period, compensation and benefits expense was 69.0% of adjusted net revenues for the quarter, compared to 59.5% for the third quarter of 2012, and was 65.8% for the nine months ended September 30, 2013, compared to 60.2% for the nine months ended September 30, 2012.

Non-Compensation Expense

Non-compensation expense was $6.8 million, compared to $6.3 million for the third quarter of 2012. For the nine months ended September 30, 2013, non-compensation expense was $22.0 million, compared to $17.9 million for the nine months ended September 30, 2012. The year-over-year increase for the nine-month period is in part due to one-time expenses totaling $2.5 million incurred by JMP Group in connection with Harvest Capital Credit’s initial public offering in May 2013.

As a percentage of adjusted net revenues, non-compensation expense was 18.7% for the quarter, compared to 21.8% for the third quarter of 2012, and was 20.6% for the nine months ended September 30, 2013, compared to 19.6% for the nine months ended September 30, 2012. Excluding the aforementioned expense of $2.5 million, non-compensation expense as a percentage of adjusted net revenues would have been 18.3% for the nine months ended September 30, 2013.

Personnel

At September 30, 2013, the company had 231 full-time employees, up from 218 at June 30, 2013 and 217 at September 30, 2012.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables more meaningful comparison of JMP Group’s financial performance in various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize; the adjustment of these items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Adjusted Net Revenue

Adjusted net revenue is a non-GAAP financial measure that (i) includes asset management fees, net interest income or expense, and other revenues eliminated upon the consolidation of Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit (until its IPO on May 2, 2013), (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Advisors CLO I, (iii) reverses the general loan loss provision taken in connection with the origination of JMP Credit Advisors CLO II, (iv) adjusts for unrealized mark-to-market gains and losses recorded at Harvest Capital Credit, (v) reverses net unrealized gains and losses on strategic equity investments and warrants, and (vi) excludes the non-controlling interest in net unrealized gains and losses on Harvest Growth Capital and Harvest Growth Capital II. In particular, adjusted net revenue adjusts for:

  base management and incentive fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital and Harvest Growth Capital II, both venture capital funds, and Harvest Capital Credit, a small business lending strategy; Harvest Capital Strategies is managing member of Harvest Growth Capital and Harvest Growth Capital II and is the external manager of Harvest Capital Credit, and, as a result of its ownership of each (until the IPO of Harvest Capital Credit on May 2, 2013), JMP Group has consolidated the three entities (for the appropriate periods) in accordance with GAAP accounting standards and has eliminated the fees in consolidation; presenting these fees as though Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit were deconsolidated presents the entities’ results in a manner similar to those of the other investment funds managed by Harvest Capital Strategies;
  the non-cash net amortization of liquidity discounts associated with JMP Credit Advisors CLO I, due to scheduled contractual principal repayments, for periods prior to that ended September 30, 2013;
  the non-specific, non-cash loan loss provision recorded with regard to the loan portfolio underlying JMP Credit Advisors CLO II, which is required by GAAP;
  unrealized mark-to-market gains or losses on the investment portfolio at Harvest Capital Credit by reversing them; then, reflecting the company’s IPO, recognizing those previously reversed gains or losses as of May 2, 2013;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  non-controlling interests in net unrealized gains and losses generated by Harvest Growth Capital and Harvest Growth Capital II, of which Harvest Capital Strategies is manager and managing member; under GAAP, JMP Group consolidates the two funds; however, as presented, unrealized gains and losses that do not accrue to the company are reversed.

A reconciliation of JMP Group’s net revenues to its adjusted net revenues for the quarter and nine months ended September 30, 2013 and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
(in thousands)	Sept. 30, 2013	June 30, 2013	Sept. 30, 2012	Sept. 30, 2013	Sept. 30, 2012

Revenues:
Non-interest revenues	$31,531	$34,273	$20,316	$93,142	$83,813
Net interest income/(expense)	4,313	(2,394)	(1,754)	(1,222)	(5,522)
Loan loss provision	(467)	(975)	65	(2,391)	(1,135)
Total net revenues	35,377	30,904	18,627	89,529	77,156
Asset management fees earned on Harvest Growth Capital funds and Harvest Capital Credit (1) (2)	386	522	597	1,765	1,282
Dividend distribution from Harvest Capital Credit (2)	-	421	157	678	234
Less: Net interest income and other revenues from Harvest Capital Credit (2)	-	(789)	(772)	(2,116)	(1,587)
Total net revenues including fee revenues from consolidated entities	35,763	31,058	18,609	89,856	77,085

Add back/(subtract):
Net amortization of liquidity discounts on loans and asset-backed securities issued	-	6,239	7,456	14,979	21,631
Loan loss provision – JMP Credit Advisors II	377	1,128		1,505
Unrealized mark-to-market (gain)/loss – Harvest Capital Credit	-	-	(360)	(515)	(373)
Realization of mark-to-market gain – Harvest Capital Credit	-	772	-	772	-
Net unrealized (gain)/loss on strategic equity investments and warrants	(531)	(243)	107	(617)	233
Non-controlling interests in net unrealized losses/(gains) on Harvest Growth Capital funds	619	(895)	3,021	323	(6,859)
Adjusted net revenues	$36,228	$38,059	$28,833	$106,303	$91,717

(1) Adjustments to reflect economic contributions from two Harvest Growth Capital funds and Harvest Capital Credit as though deconsolidated for purposes of financial reporting; upon deconsolidation, fee revenues and dividend payments would be recognized, while net interest income and other revenues generated by these entities would not be recorded by JMP Group.

(2) Subsequent to its IPO on May 2, 2013, Harvest Capital Credit is no longer consolidated; therefore, fees and dividends related to Harvest Capital Credit are included in non-interest revenues following that date.

Company management has utilized adjusted net revenue, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that adjusting net revenue in these ways is useful in that it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Asset Management-Related Fee Revenues

Asset management-related fee revenue is a non-GAAP financial measure that sums asset management fees with certain fee revenues (in particular, asset management fundraising fees generated by JMP Securities, loan fees, and revenues from fee-sharing arrangements with other asset managers) that are reported in JMP Group’s financial statements as other income. In addition, asset management-related fee revenues incorporate base management and incentive fees earned by Harvest Capital Strategies as manager of Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit. JMP Group consolidates the two Harvest Growth Capital funds and Harvest Capital Credit (until its IPO on May 2, 2013) in accordance with GAAP accounting standards; however, asset management fees generated by these entities are included in asset management-related fee revenues as though deconsolidated.

A statement of JMP Group’s asset management-related fee revenues for the quarter and nine months ended September 30, 2013 and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
(in thousands)	Sept. 30, 2013	June 30, 2013	Sept. 30, 2012	Sept. 30, 2013	Sept. 30, 2012

Base management fees:
Fees reported as asset management fees	$2,585	$2,552	$2,195	$7,502	$7,094
Fees reported as other income	-	-	339	262	1,654
Fees earned at Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit/HCAP Advisors	636	595	275	1,740	717
Total base management fees	3,221	3,147	2,809	9,504	9,465

Incentive fees:
Fees reported as asset management fees	2,493	836	1,560	7,715	3,627
Fees earned at Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit/HCAP Advisors	-	66	322	417	564
Total incentive fees	2,493	902	1,882	8,132	4,191

Other fee income:
Fundraising and other fees	267	26	26	319	79
New York Mortgage Trust termination fee	-	-	-	-	1,735
Total other fee income	267	26	26	319	1,814

Asset management-related fee revenues:
All fees reported as asset management fees	5,078	3,388	3,755	15,217	10,721
All fees reported as other income	267	26	365	581	3,468
All fees earned at Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit/HCAP Advisors	636	661	597	2,157	1,281
Total asset management-related fee revenues	$5,981	$4,075	$4,717	$17,955	$15,470

Company management has utilized asset management-related fee revenue as a means of assessing the performance of JMP Group’s combined asset management activities, including its fundraising and other services for third parties. Management believes that asset management-related fee revenues, as presented above, provide useful information by indicating the relative contributions of base management fees and performance-related incentive fees, thus facilitating a comparison of those fees in a given period to those in prior and future periods. Management also believes that asset management-related fee revenue is a more meaningful measure than standalone asset management fees as reported, because asset management-related fee revenues represent the combined impact of JMP Group’s various asset management activities on the company’s total net revenues.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) reverses compensation expense related to stock-based awards and deferred compensation, (ii) excludes the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Advisors CLO I, (iii) reverses the general loan loss provision taken in connection with the origination of JMP Credit Advisors CLO II, (iv) adjusts for unrealized mark-to-market gains and losses recorded at Harvest Capital Credit, (v) reverses net unrealized gains and losses on strategic equity investments and warrants, and (vi) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of RSUs and stock options subsequent to the company’s IPO, which together resulted in non-cash compensation expense of $1.0 million and $2.7 million for the quarter and nine months ended September 30, 2013, respectively;
  net deferred compensation, which, in order to state non-GAAP earnings as conservatively as possible, consists of (a) deferred compensation awarded at year-end 2012 and reflected in operating net income for 2012 though recognized as a GAAP expense in 2013 and 2014 less (b) compensation assumed to be awarded at year-end 2013 and deferred into 2014 and 2015;
  the non-cash net amortization of liquidity discounts associated with JMP Credit Advisors CLO I, due to scheduled contractual principal repayments, for periods prior to that ended September 30, 2013;
  the non-specific, non-cash loan loss provision recorded with regard to the loan portfolio underlying JMP Credit Advisors CLO II, which is required by GAAP;
  unrealized mark-to-market gains or losses on the investment portfolio at Harvest Capital Credit by reversing them; then, reflecting the company’s IPO, recognizing those previously reversed gains or losses as of May 2, 2013;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 38% for the quarter ended March 31, 2013 and all future periods, although an assumed rate of 42% was applied for all prior periods; the company’s effective tax rate has proved lower than anticipated as a result of geographic changes in the company’s revenue mix, with revenues generated in California (at the highest marginal rate) comprising less of the total in recent years than in the past.

A reconciliation of JMP Group’s net income to its operating net income for the quarter and nine months ended September 30, 2013 and for comparable prior periods is set forth below.

	Quarter Ended			Nine Months Ended
(in thousands, except per share amounts)	Sept. 30, 2013	June 30, 2013	Sept. 30, 2012	Sept. 30, 2013	Sept. 30, 2012

Net gain/(loss) attributable to JMP Group Inc.	$3,289	($1,435)	($1,307)	$135	($2,571)

Subtract:
Income tax (expense)/benefit	(1,634)	644	884	(178)	1,423
Income/(loss) before taxes	4,923	(2,079)	(2,191)	313	(3,994)

Add back/(subtract):
Compensation expense – stock options	262	259	-	658	-
Compensation expense – post-IPO RSUs	699	704	194	2,019	582
Compensation expense –
deferred compensation	(1,277)	(1,146)	-	(3,547)	-
Net amortization of liquidity discounts –
JMP Credit Advisors CLO I	-	6,239	7,456	14,979	21,631
Loan loss provision –
JMP Credit Advisors CLO II	274	821	-	1,095	-
Unrealized mark-to-market (gain)/loss –
Harvest Capital Credit	(205)	100	(333)	(267)	(246)
Realization of mark-to-market gain –
Harvest Capital Credit	-	772	-	772	-
Unrealized mark-to-market (gain)/loss –
strategic equity investments and warrants	(326)	(343)	107	(512)	233
Operating income before taxes	4,350	5,327	5,233	15,510	18,206

Income tax expense assumed	1,653	2,024	2,198	5,893	7,646
Operating net income	$2,697	$3,303	$3,035	$9,617	$10,560

Operating net income per share:
Basic	$0.12	$0.15	$0.13	$0.43	$0.47
Diluted	$0.12	$0.15	$0.13	$0.43	$0.46

Weighted average shares outstanding:
Basic	22,014	22,199	22,737	22,271	22,564
Diluted	22,713	22,707	22,830	22,669	22,977

Company management has utilized operating net income on a total and per share basis, adjusted in the manner described above, as an additional device to aid in understanding and analyzing JMP Group’s financial results for the periods presented. Management believes that operating net income provides useful information by excluding certain items that may not be representative of the company’s core operating results or core business activities. Management also believes that operating net income is a useful measure because it allows for a better evaluation of the performance of JMP Group’s ongoing business and facilitates a meaningful comparison of the company’s results in a given period to those in prior and future periods.

Segment Reporting

In order to demonstrate the contribution to the company’s results of each of its primary businesses on a standalone basis, JMP Group presents the operating net income generated by each segment in the tables that follow. Management believes that this presentation enables investors to better understand the separate but interrelated financial operations of the company’s various business lines and to more accurately assess the contribution of each to JMP Group’s aggregate results.

Total net revenues have been adjusted, in part, as detailed above in the section titled “Adjusted Net Revenue,” and the resulting adjusted net revenues (i) include asset management fees, net interest income or expense, and other revenues eliminated upon the consolidation of Harvest Growth Capital, Harvest Growth Capital II and Harvest Capital Credit (until its IPO on May 2, 2013), (ii) exclude the net amortization of liquidity discounts on loans held and asset-backed securities issued by JMP Credit Advisors CLO I, (iii) reverse the general loan loss provision taken in connection with the origination of JMP Credit Advisors CLO II, (iv) adjust for unrealized mark-to-market gains and losses recorded at Harvest Capital Credit; (v) reverse net unrealized gains and losses on strategic equity investments and warrants and (vi) exclude non-controlling interests in net unrealized gains and losses on Harvest Growth Capital and Harvest Growth Capital II. Total non-interest expenses have been adjusted, in part, as detailed above in the section titled “Operating Net Income,” and the resulting adjusted non-interest expense reverses compensation expense related to stock-based awards granted subsequent to JMP Group’s initial public offering. For the purposes of calculating operating net income, an effective tax rate of 38% is assumed.

A statement of JMP Group’s operating net income on a segment basis for the quarter ended September 30, 2013 is set forth below.

	Quarter Ended September 30, 2013
		Harvest (1)	JMP			Operating	HGC	HCC (1)	Consoli-
	JMP	Capital	Credit		Elimin-	JMP	Consoli-	Consoli-	dated JMP
(in thousands, except per share amounts)	Securities	Strategies	Corp.	Corporate	ations	Group	dation	dation	Group

Revenues:
Investment banking	$19,149	-	-	-	($12)	$19,137	-	-	$19,137
Brokerage	5,750	-	-	-	-	5,750	-	-	5,750
Asset management-related fees (2)	-	$5,995	$70	-	(84)	5,981	($386)	-	5,595
Principal transactions (3)	354	257	108	$10	-	729	(618)	-	111
Gain on sale and payoff of loans	-	-	166	-	-	166	-	-	166
Net dividend (expense)/income	6	-	-	237	-	243	-	-	243
Net interest (expense)/income	(11)	-	5,306	(983)	-	4,312	-	-	4,312
Provision for loan losses	-	-	(90)	-	-	(90)	-	-	(90)
Adjusted net revenues	25,248	6,252	5,560	(736)	(96)	36,228	(1,004)	-	35,224

Expenses:
Non-interest expense/(income) (4)	21,528	5,797	2,032	2,479	(96)	31,740	48	-	31,788

Less: Non-controlling interest (5)	-	(115)	253	-	-	138	(1,052)	-	(914)

Operating income/(loss) before taxes	3,720	570	3,275	(3,215)	-	4,350	-	-	4,350

Income tax expense/(benefit) (assumed rate of 38%)	1,414	215	1,245	(1,221)	-	1,653	-	-	1,653
Operating net income/(loss)	$2,306	$355	$2,030	($1,994)	-	$2,697	-	-	$2,697

Operating net income/(loss) per share:

Basic	$0.10	$0.02	$0.09	($0.09)	-	$0.12	-	-	$0.12
Diluted	$0.10	$0.02	$0.09	($0.09)	-	$0.12	-	-	$0.12

(1) Harvest Capital Credit is deconsolidated as of its initial public offering on May 2, 2013. Upon that IPO, HCAP Advisors was formed to act as Harvest Capital Credit’s external manager; revenues and expenses generated by HCAP Advisors are aggregated in the results attributed to Harvest Capital Strategies in this presentation.

(2) Reflects revenues detailed in section above titled “Asset Management-Related Fee Revenues;” management fees of $0.4 million are eliminated upon consolidation of two Harvest Growth Capital funds.

(3) Reverses net unrealized gains and losses on strategic equity investments and warrants. Excludes non-controlling interests in net realized and unrealized gains and losses totaling $0.6 million that are recognized upon consolidation of two Harvest Growth Capital funds.

(4) Reverses stock-based compensation expense as well as accounting adjustments related to deferred compensation expense and excludes fund-related expenses totaling $48,000 that are recognized upon consolidation of two Harvest Growth Capital funds.

(5) Excludes non-controlling interests totaling $1.1 million in the net realized and unrealized losses of two Harvest Growth Capital funds that are recognized upon consolidation of the entities.

A statement of JMP Group’s operating net income on a segment basis for the nine months ended September 30, 2013 is set forth below.

	Nine Months Ended September 30, 2013
		Harvest (1)	JMP			Operating	HGC	HCC (1)	Consoli-
	JMP	Capital	Credit		Elimin-	JMP	Consoli-	Consoli-	dated JMP
(in thousands, except per share amounts)	Securities	Strategies	Corp.	Corporate	ations	Group	dation	dation	Group

Revenues:
Investment banking	$52,636	-	-	-	($335)	$52,301	-	-	$52,301
Brokerage	17,924	-	-	-	-	17,924	-	-	17,924
Asset management-related fees (2)	-	$18,100	$206	-	(352)	17,954	($1,183)	($584)	16,187
Principal transactions (3)	739	919	117	$2,766	6	4,547	(373)	406	4,580
Gain on sale and payoff of loans (4)	-	-	1,501	-	-	1,501	-	-	1,501
Net dividend (expense)/income	(10)	678	-	300	-	968	-	(678)	290
Net interest (expense)/income (5)	(60)	-	14,145	(2,091)	-	11,994	1	1,760	13,755
Provision for loan losses	-	-	(886)	-	-	(886)	-	-	(886)
Adjusted net revenues	71,229	19,697	15,083	975	(681)	106,303	(1,555)	904	105,652

Expenses:
Non-interest expense/(income) (6)(8)	61,028	19,876	627	10,716	(662)	91,585	141	144	91,870

Less: Non-controlling interest (7)(8)	-	(1,466)	674	-	-	(792)	(1,696)	760	(1,728)

Operating income/(loss) before taxes	10,201	1,287	13,782	(9,741)	(19)	15,510	-	-	15,510

Income tax expense/(benefit)(assumed rate of 38%)	3,876	488	5,238	(3,702)	(7)	5,893	-	-	5,893
Operating net income/(loss)	$6,325	$799	$8,544	($6,039)	($12)	$9,617	-	-	$9,617

Operating net income/(loss) per share:

Basic	$0.28	$0.04	$0.38	($0.27)	($0.00)	$0.43	-	-	$0.43
Diluted	$0.28	$0.04	$0.38	($0.27)	($0.00)	$0.43	-	-	$0.43

(1) Harvest Capital Credit is deconsolidated as of its initial public offering on May 2, 2013. Upon that IPO, HCAP Advisors was formed to act as Harvest Capital Credit’s external manager; revenues and expenses generated by HCAP Advisors are aggregated in the results attributed to Harvest Capital Strategies in this presentation.

(2) Reflects revenues detailed in section above titled “Asset Management-Related Fee Revenues;” management fees totaling $1.8 million are eliminated upon consolidation of two Harvest Growth Capital funds and Harvest Capital Credit (until its IPO on May 2, 2013).

(3) Reverses net unrealized gains and losses on strategic equity investments and warrants and includes previously reversed net unrealized gains at Harvest Capital Credit. Excludes non-controlling interests in net realized and unrealized gains and losses related to two Harvest Growth Capital funds as well as other principal transaction revenues related to Harvest Capital Credit; net realized and unrealized gains totaling $33,000 are recognized upon consolidation of those entities.

(4) Excludes net unrealized mark-to-market gain of $0.1 million on the loan portfolio at Harvest Capital Credit.

(5) Excludes expense related to the non-cash net amortization of liquidity discounts associated with JMP Credit Advisors CLO I.

(6) Reverses stock-based compensation expense as well as accounting adjustments related to deferred compensation expense and excludes fund-related expenses totaling $0.3 million that are recognized upon consolidation of two Harvest Growth Capital funds and Harvest Capital Credit (until its IPO on May 2, 2013).

(7) Excludes non-controlling interests totaling $0.9 million in the net realized and unrealized losses of two Harvest Growth Capital funds and Harvest Capital Credit (until its IPO on May 2, 2013) that are recognized upon consolidation.

(8) Includes non-interest expense of $2.5 million and non-controlling interest of $1.2 million, equaling $0.03 per share after tax in the aggregate, related to the IPO of Harvest Capital Credit.

Adjusted Tangible Book Value per Share

At September 30, 2013, JMP Group’s tangible book value per share was $5.63, compared to $5.47 at June 30, 2013 and $5.34 at September 30, 2012. Adjusting book value by accelerating the recognition of deferred compensation expense, JMP Group’s adjusted tangible book value per share at September 30, 2013 would have been $5.34, as indicated by the table below.

(in thousands, except per share amounts)	Sept. 30, 2013	June 30, 2013	Sept. 30, 2012

Total JMP Group stockholders' equity	$123,740	$121,120	$121,226
Less: Goodwill and intangible assets	-	-	-
Tangible stockholders' equity	123,740	121,120	121,226

Liquidity discount on loans	-	-	6,484
Liquidity discount on asset-backed securities issued	-	-	(24,543)
Net liquidity discount	-	-	(18,059)
Compensation expense – deferred compensation	(10,533)	(9,255)	-
Pre-tax adjustments to equity	(10,533)	(9,255)	(18,059)
Income tax benefit (assumed rate of 38% for 2013)	4,003	3,517	7,585
After-tax adjustments to equity	(6,530)	(5,738)	(10,474)

Adjusted tangible stockholders' equity	$117,210	$115,382	$110,752

Adjusted tangible book value per share	$5.34	$5.21	$4.88

Basic shares outstanding	21,961	22,138	22,706

Quarterly operating ROATE (1)	9.3%	11.3%	11.1%
LTM operating ROATE (1)	13.5%	14.0%	12.7%

(1) Return on adjusted tangible equity (ROATE) equals annualized operating net income divided by average adjusted tangible stockholders’ equity.

Share Repurchase Activity

During the quarter ended September 30, 2013, JMP Group repurchased 187,256 shares of its common stock at an aggregate price of $1.2 million, or $6.48 per share. At quarter-end, 1.3 million shares remained eligible for repurchase under the company’s existing repurchase authorization.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying the company’s collateralized loan obligations; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements provide JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission on March 8, 2013, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2012 and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the Securities and Exchange Commission’s website at www.sec.gov. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Conference Call

JMP Group will hold a conference call to discuss the results detailed herein at 10:00 a.m. EDT on Wednesday, October 23, 2013. To participate in the call, dial (888) 566-6060 (domestic) or (973) 200-3100 (international). The conference identification number is 88407046.

The conference call will also be broadcast live over the Internet and will be accessible via a link in the investor relations section of the company’s website, at investor.jmpg.com/events.cfm. The Internet broadcast will be archived and will remain available on the website for future replay.

About JMP Group

JMP Group Inc. is a full-service investment banking and asset management firm that provides investment banking, sales and trading, and equity research services to corporate and institutional clients and alternative asset management products to institutional and high-net-worth investors. JMP Group operates through three subsidiaries: JMP Securities, Harvest Capital Strategies and JMP Credit Advisors. For more information, visit www.jmpg.com.

JMP GROUP INC. Consolidated Statements of Financial Condition (Unaudited)

(in thousands)	Sept. 30, 2013	Dec. 31, 2012

Assets

Cash and cash equivalents	$55,740	$67,075
Restricted cash and deposits	84,788	69,813
Marketable securities owned, at fair value	19,569	14,347
Other investments	169,413	81,161
Loans held for sale	-	3,134
Small business loans	-	38,934
Loans collateralizing asset-backed securities issued, net of allowance for loan losses	709,403	401,003
Deferred tax assets	9,237	13,087
Other assets	35,170	21,308
Total assets	$1,083,320	$709,862

Liabilities and Stockholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased, at fair value	$15,397	$11,567
Accrued compensation	34,459	20,256
Asset-backed securities issued	722,279	415,456
Line of credit	-	28,227
Note payable	17,184	10,486
Bond payable	46,000	-
Deferred tax liability	3,095	9,775
Other liabilities	26,695	26,791
Total liabilities	865,109	522,558

Redeemable non-controlling interest	-	161

Stockholders' Equity:
Total JMP Group Inc. stockholders' equity	123,740	126,871
Non-redeemable non-controlling interest	94,471	60,272
Total equity	218,211	187,143
Total liabilities and stockholders' equity	$1,083,320	$709,862

JMP GROUP INC. Consolidated Statements of Operations (Unaudited)

	Quarter Ended		Nine Months Ended
(in thousands, except per share amounts)	Sept. 30, 2013	Sept. 30, 2012	Sept. 30, 2013	Sept. 30, 2013

Revenues:
Investment banking	$19,137	$12,218	$52,301	$38,010
Brokerage	5,750	5,371	17,924	16,275
Asset management fees	5,328	3,755	15,606	10,721
Principal transactions	640	(1,955)	4,849	12,309
Gain on sale, payoff and mark-to-market of loans	166	564	1,591	3,016
Net dividend (expense)	243	(2)	290	(25)
Other income	267	365	581	3,507
Non-interest revenues	31,531	20,316	93,142	83,813

Interest income	8,734	8,333	24,603	24,051
Interest expense	(4,421)	(10,087)	(25,825)	(29,573)
Net interest income/(expense)	4,313	(1,754)	(1,222)	(5,522)

Provision for loan losses	(467)	65	(2,391)	(1,135)
Total net revenues	35,377	18,627	89,529	77,156

Non-interest expenses:
Compensation and benefits	24,685	17,358	69,066	55,833
Administration	1,919	1,645	7,255	4,604
Brokerage, clearing and exchange fees	939	902	2,851	2,656
Travel and business development	994	746	2,991	2,435
Communications and technology	907	909	2,592	2,642
Occupancy	822	814	2,434	2,352
Professional fees	632	967	2,468	2,324
Depreciation	231	227	695	642
Other	342	67	649	282
Total non-interest expense	31,471	23,635	91,001	73,770

Income/(loss) before income tax expense	3,906	(5,008)	(1,472)	3,386
Income tax expense/(benefit)	1,634	(884)	178	(1,423)
Net income/(loss)	2,272	(4,124)	(1,650)	4,809
Less: Net (loss)/income attributable to noncontrolling interests	(1,017)	(2,817)	(1,785)	7,380
Net income/(loss) attributable to JMP Group Inc.	$3,289	($1,307)	$135	($2,571)

Net income/(loss) attributable to JMP Group Inc.
per share:
Basic	$0.15	($0.06)	$0.01	($0.11)
Diluted	$0.14	($0.06)	$0.01	($0.11)

Weighted average common shares outstanding:
Basic	22,014	22,737	22,271	22,564
Diluted	22,713	22,737	22,669	22,564

CONTACT:
JMP Group Inc.
Investor Relations
Andrew Palmer, 415-835-8978
apalmer@jmpg.com
or
Media Relations
Dukas Public Relations
Seth Linden, 212-704-7385
seth@dukaspr.com
or
Zach Leibowitz, 212-704-7385
zach@dukaspr.com